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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-23303 and 33-94828 of National Mercantile Bancorp on Form S-8 of our report dated March 7, 1997, appearing in this Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP


Los Angeles, California
March 27, 1997